Exhibit 10.5

GOLDEN GATE INVESTORS, INC.
1795 UNION STREET, 3rd FLOOR
SAN FRANCISCO, CALIFORNIA 94123
TELEPHONE:  (415) 409-8703
FACSIMILE:    (415) 409-8704
E-MAIL: LJCI@PACBELL.NET
LA JOLLA                                                                            www.LJCInvestors.com                                                               SAN FRANCISCO

December 16, 2005

Robert M. Bernstein
Material Technologies, Inc.
11661 San Vicente Boulevard, Suite 707
Los Angeles, California 90049

                                        Re: Registration Statement Legal and Accounting Fees

Dear Robert:

This letter will set forth our agreement for the payment of the attorneys’ and accounting fees necessary for the filing of a registration statement by Material Technologies, Inc. (“Material”) to cover, among other things, the shares of Material’s common stock necessary for the 5 ¾ % Convertible Debenture and the Warrants issued to Golden Gate Investors, Inc. (“Holder”).

Under the Securities Purchase Agreement, Holder is to advance $50,000 to Material upon closing. It is agreed that Holder will retain the initial advance for the payment of legal and accounting fees for the filing of the Registration Statement for the Conversion Shares and the Warrant Shares. Any portion of the $50,000 that is not used for the payment of legal and accounting fees shall be advanced to Material.

Material agrees that it is responsible for the payment of legal and accounting fees, if any, over and above the $50,000 covered herein.

If this letter correctly reflects our agreement regarding the payment of Material’s attorneys’ and accounting fees for the preparation and filing of the Registration Statement, please acknowledge your agreement by signing below.

Sincerely,

/s/ Travis W. Huff

Travis W. Huff
Portfolio Manager

Material Technologies, Inc.

By: __/s/ Robert M. Bernstein_____________

Title: __Chief Executive Officer____________